UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2024

Trio Petroleum Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-41643	87-1968201
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4115 Blackhawk Plaza Circle, Suite 100

Danville, CA 94506

(661) 324-3911

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Financing

Amended and Restated Securities Purchase Agreement

As reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“Commission”) on April 17, 2024 (the “April 17th Form 8-K”), by Trio Petroleum Corp., a Delaware corporation (the “Company”), the Company entered into a Securities Purchase Agreement (the “SPA”) with an institutional investor (the “Initial Investor”). Pursuant to the terms and conditions of the SPA, the Initial Investor provided financing to the Company for gross proceeds in the amount of $360,000 resulting in net proceeds to the Company, after offering expenses, of $310,000 (the “Financing”). The Company also issued to the Initial Investor 750,000 shares of its common stock, par value $0.0001 per share, as and for a commitment fee in connection with the Financing (the “Commitment Shares”).

On April 24, 2024, the Company entered into an Amended and Restated Securities Purchase Agreement (the “A&R SPA”), pursuant to which the Financing was amended and an additional institutional investor (the “Additional Investor” and collectively with the Initial Investor, the “Investors”) also provided financing to the Company, on the same terms as provided by the Initial Investor, for gross proceeds in the amount of $360,000 resulting in net proceeds to the Company, after offering expenses, of $328,000 (the “Amended Financing”). The Company also issued to the Additional Investor 750,000 Commitment Shares, as and for a commitment fee in connection with the Financing, so that after such issuance the Company had issued an aggregate of 1,500,000 Commitment Shares to the Investors.

Pursuant to the provisions of the A&R SPA, the Company granted the Additional Investor the same “piggy-back registration rights” provided to the Initial Investor for the registration for resale of the Commitment Shares and the Conversion Shares (defined hereafter). Additionally, until 18 months after the later of (i) August 16, 2024 or the full repayment of the Notes (defined hereafter), the Company has provided the Investors with the right to jointly participate in future financings in an amount up to 100% of any debt financing and up to 45% of any other type of financing. Further, the Company is prohibited from entering into any variable rate transactions for as long as the Investors hold any of the Commitment Shares; provided, however, that the Company is permitted to enter into At-the-Market offerings with a nationally recognized broker-dealer. The Company has also agreed to use commercially reasonable efforts to consummate a reverse stock split of its shares of common stock, in the event that it is required in order to maintain the listing of its common stock on the NYSE American.

The A&R SPA also contains customary representations and warranties of the Company and the Investors, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The Company intends to use the net proceeds raised in the Amended Financing for working capital and general corporate purposes.

The above description of the A&R SPA is qualified in its entirety by the text of the A&R SPA, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Senior Secured Convertible Notes

In connection with the Amended Financing, the Company issued a Senior Secured Convertible Promissory Note to the Additional Investor in the principal amount of $400,000, having an original issue discount of $40,000, or 10% (the “Additional Investor Note”). There is no interest payable on the outstanding balance of the Additional Investor Note, unless an Event of Default has occurred, in which case interest will accrue on the outstanding balance of the Additional Investor Note at a rate of 15% per annum until cured (the “Default Interest”). The Company may prepay all or any portion of the Additional Investor Note at any time, provided that it also makes an equal prepayment, with respect to the Senior Secured Convertible Promissory Note previously issued to the Initial Investor (the “Initial Investor Note” and collectively with the Additional Investor Note, the “Notes”), and must prepay both of the Notes in full from the proceeds of any debt or equity financing of the Company generating, in a single transaction or a series of related transactions, gross proceeds of not less than $1,000,000, during any time that any of the Notes remain outstanding. The maturity date of both Notes is August 16, 2024.

The Additional Investor Note is convertible into shares common stock of the Company (the “Conversion Shares”) at a per share conversion price of $0.25, subject to certain adjustments. The Additional Investor Note also contains certain beneficial ownership limitations prohibiting the Additional Investor from converting the Additional Investor Note, if any such conversion would result in the Additional Investor’s ownership of shares in excess of the applicable beneficial ownership limitation. The Additional Investor Note also contains customary provisions constituting an Event of Default (as such term is defined in the Additional Investor Note) and, in addition to the requirement to pay Default Interest upon an Event of Default, after an Event of Default has existed for at least 15 days without being cured, the Additional Investor Note may be accelerated by the Additional Investor, in which case it will become immediately due and payable.

Under certain circumstances constituting a Change of Control (as such term is defined in the Additional Investor Note), the Additional Investor may require the Company to redeem all or any portion of the outstanding balance of the Additional Investor Note in cash at a price equal to 110% of the outstanding balance of the Additional Investor Note.

The Company also issued an Amended and Restated Secured Convertible Note to the Initial Investor (the “A&R Initial Investor Note”), pursuant to the terms of the A&R SPA, which did not amend any of the provisions of the Initial Investor Note other than to add certain language referencing the Additional Investor Note and the relationship between the two Notes.

The above descriptions of the Additional Investor Note and the A&R Initial Investor Note is each qualified in its entirety by the text of the Additional Investor Note and the A&R Initial Investor Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively to this Current Report on Form 8-K.

Amended and Restated Security Agreement

As reported in the April 17th Form 8-K, to secure the obligations of the Company to repay the Initial Investor Note, the Company granted to the Initial Investor a senior security interest in and to all of the Company’s assets and properties, subject to certain exceptions, as set forth in that certain Security Agreement, dated April 16, 2024, between the Company and the Initial Investor (the “Security Agreement”). The Security Agreement was to become effective as soon as the security interest of another creditor, which is the Additional Investor, was terminated and, in no event, later than April 30, 2024. As a result of the Amended Financing, the Company entered into an Amended and Restated Security Agreement, dated April 24, 2024, with the Investors (the “A&R Security Agreement”) adding the Additional Investor as a secured party, and the A&R Security Agreement became effective on April 24, 2024.

The above description of the A&R Security Agreement is qualified in its entirety by the text of the A&R Security Agreement, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above under Item 1.01, to the extent applicable, is hereby incorporated by reference herein. Based in part upon the representations of the Investors in the SPA, the offering and sale of the Notes and the issuance of the Commitment Shares was made in a private placement transaction exempt for registration in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws.

None of the securities have been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the Commission or an applicable exemption from the registration requirements. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or other securities of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit
4.1	Senior Secured Convertible Promissory Note with an original issuance date of April 24, 2024
4.2	Amended and Restated Senior Secured Convertible Promissory Note with an original issuance date of April 16, 2024 and an amended and restated note issuance date of April 24, 2024
10.1	Amended and Restated Securities Purchase Agreement, dated as of April 24, 2024, by and between the Company and the Investors signatory thereto
10.2	Amended and Restated Security Agreement, dated as of April 24, 2024, by and between the Company and the Secured Parties signatory thereto
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trio Petroleum Corp.

Date: April 25, 2024	By:	/s/ Michael L. Peterson
	Name:	Michael L. Peterson
	Title:	Chief Executive Officer